Exhibit 99.1

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720) 287-3093

Assure Holdings Announces Acquisition of Elevation

DENVER, April 15, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that effective March 15, 2021, and taking the form of an asset purchase agreement, it acquired the assets of (the “Acquisition”) Elevation EP, LLC (“Elevation”), a Texas-based IONM service provider. Assure acquired Elevation’s contracts, employees, business relationships and assets.

Elevation’s operations are based in the Dallas-Ft. Worth area of Texas. In 2020, Elevation performed approximately 550 IONM procedures and approximately 55% of these procedures were commercial insurance payors. Elevation employed two technologists supporting two surgeons at one facility.

“The Acquisition is consistent with our strategic plan to accelerate scale by augmenting the Company’s organic growth with selective M&A opportunities,” said John A. Farlinger, Assure’s executive chairman and CEO. “Elevation has established strong surgeon relationships and shares Assure’s commitment to providing superior IONM services.”

Farlinger added, “We will continue to be opportunistic and active in the M&A market. The Company expects to identify additional IONM assets we believe we can make more valuable on Assure’s platform, leveraging our strength in revenue cycle management and other functional areas.”

Farlinger concluded, “This Acquisition expands our presence in Texas, and we expect to leverage our scale in the state to negotiate new in-network agreements with payors in the local market. We also anticipate tapping into new business opportunities as a result of this transaction.”

“We are proud of the business we have built at Elevation and sought to join Assure given our shared alignment in providing clinical excellence for surgeons and standard of care safety for patients,” said Darla Holder, Elevation’s owner. “With the scale, resources and expertise Assure provides, I am excited about our ability to expand in Texas on a go-forward basis.”

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release contains certain statements that may constitute forward-looking information and forward-looking statements under applicable securities laws. All statements, other than those of historical fact, which address activities, events, outcomes, results, developments, performance or achievements that Assure anticipates or expects may or will occur in the future (in whole or in part) should be considered forward-looking information and forward-looking statements. Such information or statements may include, but is not limited to, comments with respect to strategies; expectations; planned operations; future actions of the Company; the reputation of Elevation in the IONM industry; the Acquisition will reinforce the Company’s strategic growth plan; the Acquisition will accelerate the Company’s growth, provide the Company with new business opportunities and negotiate new in-network agreements with payors in Texas. Often, but not always, forward-looking information or forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or variations (including negative variations) of such words and phrases, or statements formed in the future tense or indicating that certain actions, events or results "may", "could", "would", "might" or "will" (or other variations of the forgoing) be taken, occur, be achieved, or come to pass. Forward-looking information and forward-looking statements are based on currently available competitive, financial and economic data and operating plans, strategies or beliefs as of the date of this news release, but involve known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of Assure to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information and the forward-looking statements. Material risk factors include, but are not limited to the following: future capital requirements; growing competition in the IONM industry; the Acquisition may not result in the creation of new business opportunities for the Company; the Acquisition may not allow the Company to negotiate new in-network agreements with payors in Texas and expand its operations in the state; the Company may not continue to be active in the M&A market the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; that the Company’s actions taken during the COVID-19 health crisis will be effective; and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. The forward-looking statements in this news release speak only as of the date of this release and Assure undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release. Any and all forward-looking information contained in this press release is expressly qualified by this cautionary statement.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com